CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


Zenith Technology,  Inc.
2600 Michelson Drive, 17th Floor
Irvine, CA 92612

Gentlemen:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 23, 2003 relating to the financial statements of Zenith Technology Inc. as of December 31, 2002 and 2001 and the periods then ended as included in Form 10-KSB/A (File No. 0-33135)

/s/     Stonefield Josephson, Inc.

Stonefield Josephson, Inc.

June 12, 2003